                                                         REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------


                          UNITED HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

        MINNESOTA                                 41-1321939
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                                 300 OPUS CENTER
                               9900 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
          (Address of Principal Executive Offices, including Zip Code)


                          UNITED HEALTHCARE CORPORATION
                              AMENDED AND RESTATED
                         1991 STOCK AND INCENTIVE PLAN,
                   AMENDED AND RESTATED EFFECTIVE MAY 14, 1997
                            (Full title of the plan)


                                 DAVID J. LUBBEN
                          General Counsel and Secretary
                          United HealthCare Corporation
                                 300 Opus Center
                               9900 Bren Road East
                           Minnetonka, Minnesota 55343
                                 (612) 936-1300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               JAMES D. ALT, ESQ.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                              220 South 6th Street
                          Minneapolis, Minnesota 55402


                       ----------------------------------

           ------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
Title of                                  Proposed        Proposed
Securities                 Amount         Maximum         Maximum             Amount of
to be                      to be          Offering Price  Aggregate           Registration
Registered                 Registered     Per share       Offering price      Fee
----------------------------------------------------------------------------------------------
Common Stock
($.01 par value)           2,777,086        $60.71875     $168,621,190.56      $46,876.69




*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on September 13, 1999.

                                     PART II

         The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statements on Form S-8 (File Nos. 33-50285; 33-67918; 33-75846; 33-59083; 333-06533; 333-25923 and 333-50461) filed with the Securities and
Exchange Commission on July 31, 1992; August 26, 1993; February 28, 1994; May 4, 1995; June 21, 1996, April 25, 1997 and April 20, 1998, respectively.



                                ITEM 8. EXHIBITS

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
5                          Opinion of General Counsel of Company

15                         Letter re unaudited interim financial information

23.1                       Consent of Arthur Andersen LLP, independent public accountants

23.2                       Consent of General Counsel (included in Exhibit 5 above)

24                         Power of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 15th day of September, 1999.

                                   UNITED HEALTHCARE CORPORATION


                                   By. /s/ William W. McGuire, M.D.
                                        -------------------------------------
                                        William W. McGuire, M.D.
                                        President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 15th day of September, 1999.

/s/ William W. McGuire, M.D.
------------------------------    Chairman, President, Chief
William W. McGuire, M.D.          Executive Officer and Director (principal executive officer)

/s/ Arnold H. Kaplan
------------------------------    Chief Financial Officer
Arnold H. Kaplan                  (principal financial officer)

/s/ Patrick J. Erlandson
------------------------------    Chief Financial Officer
Patrick J. Erlandson              (principal accounting officer)

          *                                                           *
------------------------------    Director                   ------------------------           Director
William C. Ballard, Jr.                                       Walter F. Mondale

                                                                      *
------------------------------    Director                   ------------------------           Director
Richard T. Burke                                              Mary O. Mundinger

                                                                      *
------------------------------    Director                   ------------------------           Director
James A. Johnson                                              Robert L. Ryan

          *                                                           *
------------------------------    Director                   ------------------------           Director
Thomas H. Kean                                                William G. Spears

          *
------------------------------    Director                   ------------------------           Director
Douglas W. Leatherdale                                        Gail R. Wilensky


                                             *By: /s/ William W. McGuire, M.D.
                                                  -----------------------------
                                                  William W. McGuire, M.D.
                                                  AS ATTORNEY-IN-FACT